Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2023 RESULTS

Third Quarter 2023 Highlights
◾
Net sales increase 10.5% to record $1,033 million

◾
Operating income margin of 16.6%; Record adjusted operating income margin of 17.7%

◾
Record EPS of $2.22; Record adjusted EPS of $2.40

◾
Cash flows from operations increase 71% to record $223 million with 141% cash conversion(1)

◾
Returned $82 million to shareholders through dividends and share repurchases

CLEVELAND, Friday, October 27, 2023 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2023 net income of $129.3 million, or diluted earnings per share (EPS) of $2.22, which includes special item after-tax net charges of $10.1 million, or $0.18 EPS. This compares with prior year period net income of $109.2 million, or $1.87 EPS, which included special item after-tax net charges of $10.3 million. Excluding special items, third quarter 2023 adjusted net income was $139.5 million, or $2.40 adjusted EPS. This compares with adjusted net income of $119.6 million, or $2.04 adjusted EPS, in the prior year period.

Third quarter 2023 sales increased 10.5% to $1,033.2 million reflecting a 0.4% increase in organic sales, an 8.8% benefit from acquisitions and 1.2% favorable foreign exchange. Operating income for the third quarter 2023 was $171.4 million, or 16.6% of sales. This compares with operating income of $142.1 million, or 15.2% of sales, in the prior year period. Excluding special items, adjusted operating income was $183.4 million, or 17.7% of sales, as compared with $153.2 million, or 16.4% of sales, in the prior year period.

“I am pleased to report another quarter of record sales, profit, earnings, and cash flow performance,” commented Christopher L. Mapes, Chairman, President and Chief Executive Officer. "Our results reflect our commitment to putting customers first, delivering innovative solutions, maintaining effective price/cost management, and successfully executing our Higher Standard Strategy initiatives.” Mapes continued, “Our strong third quarter sales performance reflects acceleration from our automation acquisitions and low-to-mid single digit percent volume growth in our welding segments when normalizing third quarter shipping days to prior year. Given the resilience of key end markets, strong October order rates, and a high backlog of fourth quarter automation shipments, we expect to maintain strong sales performance through year-end,” Mapes concluded.

Nine Months 2023 Summary

Net income for the nine months ended September 30, 2023 was $388.6 million, or $6.67 EPS, which includes special item after-tax net charges of $17.3 million, or $0.30 EPS. This compares with prior period net income of $363.1 million, or $6.17 EPS, which included special item after-tax net charges of $9.4 million, or $0.16 EPS. Excluding special items, adjusted net income for the nine months ended September 30, 2023 increased 9.0% to $405.9 million, or $6.97 EPS, compared with $372.4 million, or $6.33 EPS, in the prior year period.

Sales increased 10.7% to $3,133.1 million in the nine months ended September 30, 2023 reflecting a 4.5% increase in organic sales and a 6.5% benefit from acquisitions, partially offset by 0.3% unfavorable foreign exchange. Operating income for the nine months ended September 30, 2023 was $513.8 million, or 16.4% of sales. This compares with operating income of $470.8 million, or 16.6% of sales, in the prior year period. Excluding special items, adjusted operating income was $536.7 million, or 17.1% of sales, as compared with $484.4 million, or 17.1% of sales, in the prior year period.

_______________________________________________________________________________

(1)	Cash conversion is defined as net cash provided by operating activities less capital expenditures divided by adjusted net income.

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2023 RESULTS

Dividend

The Company’s Board of Directors declared an 11% increase in the quarterly cash dividend, from $0.64 per share to $0.71 per share, or $2.84 per share on an annual basis. The declared quarterly cash dividend of $0.71 per share is payable January 12, 2024 to shareholders of record as of December 31, 2023.

Webcast Information

A conference call to discuss third quarter 2023 financial results will be webcast live today, October 27, 2023, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 71 manufacturing locations in 20 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended September 30,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$1,033,214	100.0%	$935,240	100.0%	$97,974	10.5%
Cost of goods sold	667,584	64.6%	625,722	66.9%	(41,862)	(6.7)%
Gross profit	365,630	35.4%	309,518	33.1%	56,112	18.1%
Selling, general & administrative expenses	187,115	18.1%	159,045	17.0%	(28,070)	(17.6)%
Rationalization and asset impairment charges	7,074	0.7%	8,364	0.9%	1,290	15.4%
Operating income	171,441	16.6%	142,109	15.2%	29,332	20.6%
Interest expense, net	10,809	1.0%	8,210	0.9%	(2,599)	(31.7)%
Other income	801	0.1%	3,588	0.4%	(2,787)	(77.7)%
Income before income taxes	161,433	15.6%	137,487	14.7%	23,946	17.4%
Income taxes	32,090	3.1%	28,262	3.0%	(3,828)	(13.5)%
Effective tax rate	19.9%		20.6%		0.7%
Net income	$129,343	12.5%	$109,225	11.7%	$20,118	18.4%

Basic earnings per share	$2.26		$1.89		$0.37	19.6%
Diluted earnings per share	$2.22		$1.87		$0.35	18.7%
Weighted average shares (basic)	57,320		57,823
Weighted average shares (diluted)	58,136		58,526

					Fav (Unfav) to
	Nine Months Ended September 30,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$3,133,122	100.0%	$2,830,277	100.0%	$302,845	10.7%
Cost of goods sold	2,038,707	65.1%	1,857,501	65.6%	(181,206)	(9.8)%
Gross profit	1,094,415	34.9%	972,776	34.4%	121,639	12.5%
Selling, general & administrative expenses	569,979	18.2%	492,523	17.4%	(77,456)	(15.7)%
Rationalization and asset impairment charges	10,618	0.3%	9,405	0.3%	(1,213)	(12.9)%
Operating income	513,818	16.4%	470,848	16.6%	42,970	9.1%
Interest expense, net	35,708	1.1%	20,867	0.7%	(14,841)	(71.1)%
Other income	11,727	0.4%	7,088	0.3%	4,639	65.4%
Income before income taxes	489,837	15.6%	457,069	16.1%	32,768	7.2%
Income taxes	101,232	3.2%	93,991	3.3%	(7,241)	(7.7)%
Effective tax rate	20.7%		20.6%		(0.1)%
Net income	$388,605	12.4%	$363,078	12.8%	$25,527	7.0%

Basic earnings per share	$6.76		$6.24		$0.52	8.3%
Diluted earnings per share	$6.67		$6.17		$0.50	8.1%
Weighted average shares (basic)	57,465		58,148
Weighted average shares (diluted)	58,277		58,815

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2023	December 31, 2022
Cash and cash equivalents	$342,667	$197,150
Accounts receivable, net	537,637	541,529
Inventories	612,338	665,451
Total current assets	1,672,294	1,557,790
Property, plant and equipment, net	565,875	544,871
Total assets	3,325,895	3,180,546
Trade accounts payable	328,460	352,079
Total current liabilities	808,142	852,897
Short-term debt (1)	7,700	93,483
Long-term debt, less current portion	1,102,858	1,110,396
Total equity	1,225,582	1,034,041

Operating Working Capital	September 30, 2023	December 31, 2022
Average operating working capital to Net sales (2)	18.3%	20.9%

Invested Capital	September 30, 2023	December 31, 2022
Short-term debt (1)	$7,700	$93,483
Long-term debt, less current portion	1,102,858	1,110,396
Total debt	1,110,558	1,203,879
Total equity	1,225,582	1,034,041
Invested capital	$2,336,140	$2,237,920

Total debt / invested capital	47.5%	53.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating income as reported	$171,441	$142,109	$513,818	$470,848
Special items (pre-tax):
Rationalization and asset impairment charges (2)	7,074	8,364	10,618	9,405
Acquisition transaction costs (3)	—	3,068	—	3,068
Amortization of step up in value of acquired inventories (4)	4,852	(353)	12,252	1,106
Adjusted operating income (1)	$183,367	$153,188	$536,688	$484,427
As a percent of net sales	17.7%	16.4%	17.1%	17.1%

Net income as reported	$129,343	$109,225	$388,605	$363,078
Special items:
Rationalization and asset impairment charges (2)	7,074	8,364	10,618	9,405
Acquisition transaction costs (3)	—	3,068	—	3,068
Pension settlement net gains (5)	—	—	—	(4,273)
Amortization of step up in value of acquired inventories (4)	4,852	(353)	12,252	1,106
Gain on asset disposal (6)	—	—	(1,646)	—
Tax effect of Special items (7)	(1,780)	(731)	(3,908)	58
Adjusted net income (1)	139,489	119,573	405,921	372,442
Interest expense, net	10,809	8,210	35,708	20,867
Income taxes as reported	32,090	28,262	101,232	93,991
Tax effect of Special items (7)	1,780	731	3,908	(58)
Adjusted EBIT (1)	$184,168	$156,776	$546,769	$487,242

Effective tax rate as reported	19.9%	20.6%	20.7%	20.6%
Net special item tax impact	(0.4)%	(1.1)%	(0.1)%	(0.5)%
Adjusted effective tax rate (1)	19.5%	19.5%	20.6%	20.1%

Diluted earnings per share as reported	$2.22	$1.87	$6.67	$6.17
Special items per share	0.18	0.17	0.30	0.16
Adjusted diluted earnings per share (1)	$2.40	$2.04	$6.97	$6.33

Weighted average shares (diluted)	58,136	58,526	58,277	58,815

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2023 charges are primarily related to restructuring activities and impairments within International Welding. 2022 charges are primarily related to severance, gains or losses on the disposal of assets.
(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Pension net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income.
(6)	Gain on asset disposal and included in Other income.
(7)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2023	2022
Net income as reported	$497,751	$437,505
Plus: Interest expense (after-tax)	36,283	20,732
Less: Interest income (after-tax)	3,104	1,019
Net operating profit after taxes	$530,930	$457,218
Special Items:
Rationalization and asset impairment charges	13,001	10,955
Acquisition transaction costs	2,935	3,068
Pension settlement charges (2)	—	42,131
Amortization of step up in value of acquired inventories	12,253	1,379
Gain on asset disposal	(1,646)	—
Tax effect of Special items (3)	(5,159)	(26,393)
Adjusted net operating profit after taxes (1)	$552,314	$488,358

Invested Capital	September 30, 2023	September 30, 2022
Short-term debt	$7,700	$68,375
Long-term debt, less current portion	1,102,858	711,250
Total debt	1,110,558	779,625
Total equity	1,225,582	924,228
Invested capital	$2,336,140	$1,703,853

Return on invested capital as reported	22.7%	26.8%
Adjusted return on invested capital (1)	23.6%	28.7%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Related to lump sum pension payments due to the final settlement associated with the termination of a pension plan.
(3)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES:
Net income	$129,343	$109,225
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	(6)	7,889
Depreciation and amortization	21,489	19,250
Equity (earnings) loss in affiliates, net	(169)	434
Other non-cash items, net	210	(1,409)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	25,585	39,390
Decrease (Increase) in inventories	51,514	(22,984)
Decrease in trade accounts payable	(26,238)	(24,680)
Net change in other current assets and liabilities	27,772	11,296
Net change in other long-term assets and liabilities	(6,396)	(8,128)
NET CASH PROVIDED BY OPERATING ACTIVITIES	223,104	130,283

INVESTING ACTIVITIES:
Capital expenditures	(25,907)	(17,699)
Acquisition of businesses, net of cash acquired	(28)	(199)
Proceeds from sale of property, plant and equipment	704	646
Purchase of marketable securities	468	—
NET CASH USED BY INVESTING ACTIVITIES	(24,763)	(17,252)

FINANCING ACTIVITIES:
Payments on short-term borrowings	(2,594)	(55,561)
Payments on long-term borrowings	(1,019)	(1,269)
Proceeds from exercise of stock options	1,289	751
Purchase of shares for treasury	(45,355)	(26,518)
Cash dividends paid to shareholders	(36,805)	(32,463)
NET CASH USED BY FINANCING ACTIVITIES	(84,484)	(115,060)

Effect of exchange rate changes on Cash and cash equivalents	8,327	(9,460)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	122,184	(11,489)
Cash and cash equivalents at beginning of period	220,483	152,796
Cash and cash equivalents at end of period	$342,667	$141,307

Cash dividends paid per share	$0.64	$0.56

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES:
Net income	$388,605	$363,078
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,128	7,776
Depreciation and amortization	64,701	59,009
Equity (earnings) loss in affiliates, net	(463)	254
Other non-cash items, net	21,890	2,413
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (Increase) in accounts receivable	6,695	(64,569)
Decrease (Increase) in inventories	57,781	(135,578)
(Decrease) Increase in trade accounts payable	(24,672)	19,572
Net change in other current assets and liabilities	43,246	32,470
Net change in other long-term assets and liabilities	(13,031)	(12,841)
NET CASH PROVIDED BY OPERATING ACTIVITIES	545,880	271,584

INVESTING ACTIVITIES:
Capital expenditures	(66,459)	(52,301)
Acquisition of businesses, net of cash acquired	(32,685)	(22,294)
Proceeds from sale of property, plant and equipment	4,596	2,338
Purchase of marketable securities	(6,561)	—
NET CASH USED BY INVESTING ACTIVITIES	(101,109)	(72,257)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(74,818)	9,399
(Payments on) proceeds from long-term borrowings	(7,997)	5,600
Proceeds from exercise of stock options	13,299	2,168
Purchase of shares for treasury	(130,589)	(156,216)
Cash dividends paid to shareholders	(111,277)	(98,377)
NET CASH USED BY FINANCING ACTIVITIES	(311,382)	(237,426)

Effect of exchange rate changes on Cash and cash equivalents	12,128	(13,552)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	145,517	(51,651)
Cash and cash equivalents at beginning of period	197,150	192,958
Cash and cash equivalents at end of period	$342,667	$141,307

Cash dividends paid per share	$1.92	$1.68

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended September 30, 2023
Net sales	$665,228	$242,010	$125,976	$—	$1,033,214
Inter-segment sales	28,875	4,896	2,299	(36,070)	—
Total sales	$694,103	$246,906	$128,275	$(36,070)	$1,033,214

Net income					$129,343
As a percent of total sales					12.5%

EBIT (1)	$132,420	$22,369	$20,405	$(2,952)	$172,242
As a percent of total sales	19.1%	9.1%	15.9%		16.7%
Special items charges (3)	4,056	7,870	—	—	11,926
Adjusted EBIT (2)	$136,476	$30,239	$20,405	$(2,952)	$184,168
As a percent of total sales	19.7%	12.2%	15.9%		17.8%

Three months ended September 30, 2022
Net sales	$585,628	$216,497	$133,115	$—	$935,240
Inter-segment sales	35,353	9,994	2,642	(47,989)	—
Total sales	$620,981	$226,491	$135,757	$(47,989)	$935,240

Net income					$109,225
As a percent of total sales					11.7%

EBIT (1)	$119,157	$16,861	$14,432	$(4,753)	$145,697
As a percent of total sales	19.2%	7.4%	10.6%		15.6%
Special items charges (4)	(353)	8,364	—	3,068	11,079
Adjusted EBIT (2)	$118,804	$25,225	$14,432	$(1,685)	$156,776
As a percent of total sales	19.1%	11.1%	10.6%		16.8%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $3,648 and $1,204 in Americas and International Welding, respectively, and Rationalization and asset impairment net charges of $408 and $6,666 in Americas and International Welding, respectively.

(4)

Special items in 2022 primarily reflect an adjustment to the amortization of step up in value of acquired inventories of $353 in Americas Welding related to an acquisition, Rationalization and asset impairment charges of 8,364 in International Welding and acquisition transaction costs of $3,068 in Corporate/Eliminations related to an acquisition.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Nine months ended September 30, 2023
Net sales	$2,000,839	$747,829	$384,454	$—	$3,133,122
Inter-segment sales	92,043	19,941	8,063	(120,047)	—
Total sales	$2,092,882	$767,770	$392,517	$(120,047)	$3,133,122

Net income					$388,605
As a percent of total sales					12.4%

EBIT (1)	$399,002	$82,183	$58,898	$(14,538)	$525,545
As a percent of total sales	19.1%	10.7%	15.0%		16.8%
Special items charges (3)	9,798	11,426	—	—	21,224
Adjusted EBIT (2)	$408,800	$93,609	$58,898	$(14,538)	$546,769
As a percent of total sales	19.5%	12.2%	15.0%		17.5%

Nine months ended September 30, 2022
Net sales	$1,715,342	$711,167	$403,768	$—	$2,830,277
Inter-segment sales	92,540	25,749	8,570	(126,859)	—
Total sales	$1,807,882	$736,916	$412,338	$(126,859)	$2,830,277

Net income					$363,078
As a percent of total sales					12.8%

EBIT (1)	$352,066	$87,456	$51,952	$(13,538)	$477,936
As a percent of total sales	19.5%	11.9%	12.6%		16.9%
Special items charges (4)	(3,627)	9,865	—	3,068	9,306
Adjusted EBIT (2)	$348,439	$97,321	$51,952	$(10,470)	$487,242
As a percent of total sales	19.3%	13.2%	12.6%		17.2%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $9,390 and $2,862 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $408 and $10,210 in Americas and International Welding, respectively, and a gain on asset disposal of $1,646 in International Welding.

(4)

Special items in 2022 primarily reflect amortization of step up in value of acquired inventories of $1,106 in Americas Welding related to an acquisition, acquisition transaction costs of $3,068 in Corporate/Eliminations related to an acquisition, and a $3,735 net gain related to the final settlement associated with the termination of a pension plan in Americas Welding. Special items in 2022 also include Rationalization and asset impairment charges of $10,403 in International Welding and net gains of $998 in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$585,628	$2,072	$72,159	$3,488	$1,881	$665,228
International Welding	216,497	6,296	10,564	477	8,176	242,010
The Harris Products Group	133,115	(14,919)	—	6,231	1,549	125,976
Consolidated	$935,240	$(6,551)	$82,723	$10,196	$11,606	$1,033,214

% Change
Americas Welding		0.4%	12.3%	0.6%	0.3%	13.6%
International Welding		2.9%	4.9%	0.2%	3.8%	11.8%
The Harris Products Group		(11.2)%	—	4.7%	1.2%	(5.4)%
Consolidated		(0.7)%	8.8%	1.1%	1.2%	10.5%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$1,715,342	$95,106	$161,355	$34,161	$(5,125)	$2,000,839
International Welding	711,167	645	23,929	16,345	(4,257)	747,829
The Harris Products Group	403,768	(28,789)	—	8,204	1,271	384,454
Consolidated	$2,830,277	$66,962	$185,284	$58,710	$(8,111)	$3,133,122

% Change
Americas Welding		5.5%	9.4%	2.0%	(0.3)%	16.6%
International Welding		0.1%	3.4%	2.3%	(0.6)%	5.2%
The Harris Products Group		(7.1)%	—	2.0%	0.3%	(4.8)%
Consolidated		2.4%	6.5%	2.1%	(0.3)%	10.7%